Exhibit 99.1

Trilogy International Partners Inc. Announces Shareholder Approval of
Go-Private Transaction at Special Meeting

BELLEVUE, Washington (March 25, 2024) – Trilogy International Partners Inc. (TSXV: TRL.H) (the “Company”) is pleased to announce today that the shareholders of the Company (the “Shareholders”) approved the previously announced acquisition of the Company by SG Enterprises II, LLC (the “Purchaser”) by way of a plan of arrangement (the “Plan of Arrangement”) at a special meeting of the Shareholders held earlier today (the “Meeting”).

A total of 52,580,047 (59.327%1) common shares of the Company (“Common Shares”) were represented at the Meeting. The special resolution approving the Plan of Arrangement was approved by (i) 99.997% of the votes cast by Shareholders present in person or represented by proxy and entitled to vote at the Meeting and (ii) 99.996% of the votes cast by Shareholders present in person or represented by proxy and entitled to vote at the Meeting, excluding the 16,908,563 Common Shares held by the Purchaser, in accordance with applicable securities laws.

Under the terms of the Plan of Arrangement set out in the arrangement agreement between the Company and the Purchaser dated December 19, 2023 (the “Arrangement Agreement”), Shareholders (other than the Purchaser) will receive, in exchange for each Common Share held, US$0.07 in cash (the “Consideration”) per Common Share, subject to the terms and conditions of the Arrangement Agreement. Information regarding the procedure for the exchange of Common Shares for the Consideration is provided in the Company’s proxy statement and management information circular dated February 21, 2024 (the “Circular”). The Circular and the accompanying letter of transmittal (the “Letter of Transmittal”) are available under the Company’s SEDAR+ profile at www.sedarplus.ca. Registered Shareholders who have not already done so must complete and sign the Letter of Transmittal and return it, together with the certificate(s)/DRS advice(s) representing their shares and any other required documents and instruments, in accordance with the procedures set out in the Letter of Transmittal. Non-registered Shareholders who hold their Common Shares through a broker, investment dealer, bank, trust company, nominee or other intermediary (each, an “Intermediary”) should contact their Intermediary for instructions and assistance in receiving the Consideration.

Completion of the Plan of Arrangement remains subject to the approval of the Supreme Court of British Columbia (the “Court”), the approval of the TSX Venture Exchange (the “TSXV”) and the satisfaction of other customary conditions. The Court hearing for the final order to approve the Plan of Arrangement is currently scheduled to take place on March 27, 2024 and the Plan of Arrangement is expected to be completed on or about March 28, 2024. Following completion of the Plan of Arrangement, the Common Shares will be delisted from the NEX board of the TSXV and the Company will cease to be a reporting issuer in the applicable jurisdictions.

About Trilogy International Partners Inc.

The Company formerly owned wireless and fixed broadband telecommunications subsidiaries in New Zealand and Bolivia. Its head office is located at 155 108th Avenue NE, Suite 400, Bellevue, Washington, 98004.

For more information, visit www.trilogy-international.com.

Investor Relations Contact
Scott Morris
425-458-5900
scott.morris@trilogy-international.com
Senior Vice President, General Counsel and Secretary

1 Based on 88,627,593 Common Shares issued and outstanding as of the record date of January 26, 2024.

Additional Information

Further details regarding the Plan of Arrangement are set out in the Circular, which is publicly filed on the Company’s SEDAR+ profile at www.sedarplus.ca and EDGAR profile at www.sec.gov.

Neither TSXV nor its Regulation Services Provider (as that term is defined in policies of the TSXV) accepts responsibility for the adequacy or accuracy of this news release.

Cautionary Note Regarding Forward-Looking Statements

This news release contains certain forward-looking statements and forward-looking information, as defined under applicable U.S. and Canadian securities laws (collectively, “forward-looking statements”). The words “will”, “intend”, “anticipate”, “could”, “should”, “may”, “might”, “expect”, “estimate”, “forecast”, “plan”, “potential”, “project”, “assume”, “contemplate”, “believe”, “shall”, “scheduled”, and similar terms and, within this news release, include, without limitation, any statements (express or implied) respecting: statements with respect to completion of the Plan of Arrangement; the satisfaction of the conditions precedent to the Plan of Arrangement; the timing of the Court’s final approval; the Company delisting from the TSXV and ceasing to be a reporting issuer. Forward-looking statements are not guarantees of future performance, actions, or developments and are based on expectations, assumptions and other factors that management currently believes are relevant, reasonable, and appropriate in the circumstances.

Although management believes that the forward-looking statements herein are reasonable, actual results could be substantially different due to the risks and uncertainties associated with and inherent to the Company (as more particularly described in our continuous disclosure filings available under the Company’s SEDAR+ profile at www.sedarplus.ca and at www.sec.gov), as well as the following particular risks: risks that a condition precedent to the Plan of Arrangement may not be satisfied; risks that the requisite Court or other applicable approvals for the Plan of Arrangement may not be obtained or be obtained; potential legal proceedings relating to the Plan of Arrangement and the outcome of any such legal proceeding; and risks of not achieving all or any of the anticipated benefits of the Plan of Arrangement, or the risk that the anticipated benefits of the Plan of Arrangement may not be fully realized or take longer to realize than expected; the occurrence of any event, change or other circumstances that could give rise to the termination of the Arrangement Agreement; the risk that the Plan of Arrangement will not be consummated within the expected time period, or at all. These forward-looking statements are made as of the date hereof and, except as required under applicable securities legislation, the Company does not assume any obligation to update or revise them to reflect new events or circumstances.